Exhibit 5.1

January 17, 2020

Williams Industrial Services Group Inc.

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

Ladies and Gentlemen:

We have acted as counsel to Williams Industrial Services Group Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (File No. 333-234702), initially filed on November 14, 2019, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of (i) non-transferable subscription rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) the shares of Common Stock to be issued by the Company upon the exercise of the Rights (the “Shares”). We are furnishing this opinion letter pursuant to Item 16 of Form S-1 and Item 601(b)(5) of the Commission’s Regulation S-K.

In rendering this opinion, we have examined the Registration Statement, including the prospectus (the “Prospectus”) contained therein, and such other documents and reviewed such questions of law as we have deemed advisable in order to render our opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, that all parties (other than the Company) had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that all such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties, that such agreements or instruments are valid, binding and enforceable obligations of such parties, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing this opinion, we have further relied as to certain matters on information obtained from public officials and officers of the Company.

As a result of and subject to the foregoing, we are of the opinion that:

1.              The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.              The Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Laws of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Registration Statement or the Prospectus. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named under the caption “Legal Matters” contained in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ THOMPSON HINE LLP

Thompson Hine LLP